EXHIBIT INDEX

Exhibit No.    Description of Exhibit

16.1        Letter from Seale and Beers, CPAs, dated August 27, 2009, to the Securities and Exchange Commission regarding statements included in this Form 8-K

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

August 27, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Brand Neue Corp. (the “Company”) and has reviewed the quarterly financial statements through June 30, 2009.   Effective August 27, 2009, we were dismissed from the Company as principal accountants.   We have read the Company’s statement included its Form 10-K dated August 27, 2009, and we agree with such statements contained therein.

Sincerely,

SEALE AND BEERS, CPAs

Seale and Beers, CPAs
August 27, 2009

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
6490 West Desert Inn Rd, Las Vegas, Nevada 89146 (702) 253-7492 Fax: (702) 253-7501